                                                         Exhibit No. EX-99.h.1.i

                                   SCHEDULE A

                            VOYAGEUR MUTUAL FUNDS III

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                         EFFECTIVE AS OF AUGUST 31, 2006

Delaware Large Cap Core Fund
Delaware Select Growth Fund

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.       VOYAGEUR MUTUAL FUNDS III
                                     for its series set forth in this Schedule A

By:                                  By:
Name:    Douglas L. Anderson         Name:    Patrick P. Coyne
Title:   Senior Vice President/      Title:   President/Chief Executive Officer
         Operations